Exhibit 10.1

Certain information marked as redacted has been excluded from the Agreement because it is both not material and is the type that the registrant treats as private or confidential

SC 运动车辆有限责任公司

与

奥兰赖斯

关于

北方集团的股权转让协议

Equity Transfer Agreement

Of

Northern Group, Inc.

by and between

SC Autosports, LLC

And

Olen Rice

本股权转让协议（以下简称“本协议”）由下列双方于2023年6月17日签署。

THIS EQUITY TRANSFER AGREEMENT (this “Agreement”), dated as of June 17, 2023, is entered into by following two parities:

甲方：SC Autosports 有限责任公司（“受让方”）

Party A: SC Autosports, LLC (the “Transferee”),

乙方：奥兰赖斯（Olen Rice）（“转让方”）

Party B: Olen Rice (the “Transferor”),

转让方和受让方以下合称“双方”，单独称为“一方”。

The Transferor and Transferee are collectively referred to as the “Parties” and individually as a “Party.”

鉴于：

Whereas:

甲方拥有适应美国市场的多种产品，乙方全资控股的Northern Group, Inc.在美国拥有丰富的销售经验及销售渠道并预期在2023年6月1日至2024年5月31日、2024年6月1日至2025年5月31日、2025年6月1日至2026年5月31日分别可以实现460万、525万、600万美元的税前利润（“税前利润”）。

Party A has various products suitable for the US market, and Northern Group, Inc., wholly owned by Party B, has extensive sales experience and sales channels in the United States, and it is expected to achieve pretax income (“Pretax Income”) of $4.6 million, $5.25 million and $6 million during the periods of June 1, 2023 to May 31, 2024, June 1, 2024 to May 31, 2025, and June 1, 2025 to May 31, 2026, respectively.

甲方为了做大做强，本着平等互利的原则，双方经过友好协商，根据美国相关法律及其他相关的法律法规，由甲方全资收购乙方所持有Northern Group, Inc.的全部股权并达成如下协议，以兹遵守：

In order to expand and strengthen Party A, both parties, based on the principles of equality and mutual benefit and friendly negotiations, agree that Party A will acquire, in accordance with relevant US laws and regulations, all the equity of Northern Group, Inc held by Party B and reach the following agreement:

第一条：股权转让

Article 1: Transfer of Equity

按照本协议所约定的条件和条款，乙方同意向甲方转让，甲方同意自乙方受让Northern Group, Inc.全部（100％）的股权及其相关权利和义务，包括但不限于一般性的股东权利、一切接受红利及接受或认购红利股或增发新股的权利，但不包括转让方因交割日前发生的事件而产生的任何索赔或妨碍。

In accordance with the conditions and terms stipulated in this Agreement, Party B agrees to transfer to Party A, and Party A agrees to accept from Party B all (100%) the equity of NGI and its related rights and obligations, which include but are not limited to general shareholder rights, the right to receive dividends, and the right to accept or subscribe for bonus shares or newly issued shares, but excluding any claims or impediments of Transferor arising from events occurring prior to the date of Closing.

第二条 转让价款的计算、支付与股权交割

Article 2: Calculation of Transfer Value, Payment, and Issuance of Shares

双方对北方集团（NGI ）在2023年6月1日至2024年5月31日、2024年6月1日至2025年5月31日、2025年6月1日至2026年5月31日（“托管期”）的利润目标（税前利润）分别为： 460万美元、525万美元、600万美元。本协议中的税前利润应根据美国公认会计准则（US GAAP）对“税前利润“的定义来计算，并由甲方母公司康迪科技集团聘请的时任第三方上市公司年报审计师确认。

Both Parties target earnings (Pretax Income) of NGI for the period from June 1, 2023 to May 31, 2024, June 1, 2024 to May 31, 2025, and June 1, 2025 to May 31, 2026 (“Escrow Period”) to be $4.6 million, $5.25 million and $6 million, respectively. Pretax Income in this agreement shall be calculated based on the definition of “Pretax Income” in the United States Generally Accepted Accounting Principles (US GAAP) and shall be confirmed by a third-party auditor engaged then by Party A’s parent, i.e.: Kandi Technologies Group, Inc. upon its respective annual report audit.

2.1经甲乙双方协商后一致同意，转让价款以1300万美元计算，（以下简称“转让价款”），该转让价款由甲方母公司康迪科技集团（纳斯达克股票代码KNDI）向乙方发行价值1300万美元的限制性股票，并交付给乙方指定的人员，这些限制性股票载有某些托管限制（“托管股”）。

2.1 After mutual agreement between Party A and Party B, the transfer value is calculated at USD $13,000,000 (hereinafter referred to as the “Transfer Value”). For the transfer value, the parent company of Party A, Kandi Technologies Group，Inc.(NASDAQ: KNDI), shall issue its restricted stock equivalent to US$13 million to Party B and delivered to the persons designated by Party B, bearing certain escrow restrictions (“Escrowed Stock”).

可发行给乙方的股票数量总额3,951,368股，计算方法为：1300万美元除以2023年6月1日前二十个交易日KNDI的平均收盘价（3.29美元）。

The total number of the Stock that will be issued to Party B is 3,951,368, calculated as $13 million divided by the average closing price of KNDI Stock （$3.29）for the twenty trading days prior June 1, 2023.

2.2 转让价款的支付

2.2 Transfer

在股权转让协议签署后，甲方应将3,951,368股KNDI股票，作为股权转让的对价，准备支付给乙方。但上述股票对价将受KNDI和甲方共同托管，并按以下方式交付给乙方：

After signing of the Equity Transfer Agreement, Party A shall prepare and deliver to Party B 3,951,368 shares of KNDI Stock as consideration of the equity transfer. However, the above shares will be jointly escrowed by KNDI and Party A and will be delivered to Party B as follows:

(1) 签署日后六十（60）个工作日内，甲方应向乙方发放3,951,368股的KNDI托管股；

(1)Within sixty (60) working days after the Signing Date, Party A shall issue 3,951,368 shares of Escrowed Stock to Party B.

(2) 乙方自收到上述托管股后的十（10）个工作日内，应协助甲方根据法律完成股东变更和其他权益移交手续；

(2) Within ten (10) working days after receiving the aforementioned Escrowed Stock, Party B shall assist Party A in completing the procedures for the transfer of the Securities and the change of shareholders and other right and interest transfer formalities in accordance with the law.

(3) 对共计1300万美元的股票对价即3,951,368股（“托管股”）的托管限制，将在以下条件成就时，依次解除：

(3)The escrow restrictions on total consideration of $13,000,000.00 i.e. 3,951,368 shares (“Escrowed Stock”) will be removed sequentially under the following conditions:

条件一：当Northern Group, Inc.在2023年6月1日至2024年5月31日的期间内实现460万美元或以上的税前利润，在上述数值经康迪科技集团聘请的时任第三方上市公司年报审计师审计确认后，应解除对8,000,000.00美元即2,431,612股KNDI股票的托管限制。若Northern Group, Inc.在当期的税前利润未能达到460万美元，则待解除托管限制的KNDI股票的数量将按实际完成税前利润金额的百分比进行调整。当年如出现亏损，乙方应承担亏损并在约定的期限内偿还甲方，弥补亏损。

Condition 1: When Northern Group, Inc. achieves Pretax Income of $4.6 million or more during the period from June 1, 2023, to May 31, 2024, and such figure shall be confirmed by a third-party auditor engaged by Kandi Technologies Group, Inc. for its annual report audit then the escrow restrictions on $8,000,000.00 i.e. 2,431,612 shares of KNDI stock shall be removed. If Northern Group, Inc. fails to reach Pretax Income of $4.6 million in current period, the number of the KNDI stock to be removed escrow restrictions will be adjusted based on the percentage of the actual achieved Pretax Income. If there is any loss incurred in the current year, Party B shall assume the loss and make up the deficiency by paying back Party A within agreed timeframe.

尽管有上述规定，在2023年12月31日，乙方可根据条件1下实际实现的税前利润金额，申请解除等额股份的托管限制。可根据条件1下其实际完成的税前利润金额，申请解除同等金额的股票限制。例如，如果税前利润是350万美元，则应解除1,063,830股的托管限制(即1063830*3.29=3500000)，但最高不能超过1,418,440股。

Notwithstanding the above, on December 31, 2023, Party B can apply for removing the escrow restrictions on the number of shares equal to the same value based on the actual amount of pre-tax income achieved under Condition 1. For example, if the pre-tax income is $3.5 million, the escrow restrictions on 1,063,830 shares should be removed (i.e. 1063,830 shares*$3.29= $3,500,000), but shall not exceed 1,418,440 shares.

条件二：当Northern Group, Inc.在2024年6月1日至2025年5月31日的期间内实现525万美元或以上的税前利润，在上述数值经康迪科技集团聘请的时任第三方上市公司年报审计师审计确认后，应解除对2,500,000.00美元即759,878股KNDI股票的托管限制。若Northern Group, Inc.在当期的税前利润未能达到525万美元，则待解除托管限制的KNDI股票的数量将按实际完成税前利润金额的百分比进行调整。当年如出现亏损，乙方应承担亏损并在约定的期限内偿还甲方，弥补亏损。

Condition 2: When Northern Group, Inc. achieves Pretax Income of $5.25 million or more during the period from June 1, 2024, to May 31, 2025, and such figure shall be confirmed by a third-party auditor engaged by Kandi Technologies Group, Inc for its annual report audit then, the escrow restrictions on $2,500,000.00 i.e.759,878 shares of KNDI stock shall be removed. If NGI fails to reach Pretax Income of $5.25 million in current period, the number of the KNDI Stock to be removed escrow restrictions will be adjusted based on the percentage of the actual achieved Pretax Income. If there is any loss in the current year, Party B shall assume the loss and make up the deficiency by paying back Party A within agreed timeframe.

条件三：当Northern Group, Inc.在2025年6月1日至2026年5月31日的期间内实现600万美元或以上的税前利润，在上述数值经康迪科技集团聘请的时任第三方上市公司年报审计师审计确认后，应解除对2,500,000.00美元即759,878股KNDI股票的托管限制。若Northern Group, Inc.在当期的税前利润未能达到600万美元，则待解除托管限制的KNDI股票的数量将按实际完成税前利润金额的百分比进行调整。当年如出现亏损，乙方应承担亏损并在约定的期限内偿还甲方，弥补亏损。

Condition 3: When Northern Group, Inc. achieves Pretax Income of $6.0 million or more during the period from June 1, 2025, to May 31, 2026, and such figure shall be confirmed by a third-party auditor engaged by Kandi Technologies Group, Inc. for its annual report audit then, the escrow restrictions on $2,500,000.00 i.e.759,878 shares of KNDI stock shall be removed. If NGI fails to reach Pretax Income of $6.0 million in current period, the number of the KNDI Stock to be removed escrow restrictions will be adjusted based on the percentage of the actual achieved Pretax Income. If there is any loss in the current year, Party B shall assume the loss and make up the deficiency by paying back Party A within agreed time frame.

2.3在2023年6月1日至2024年5月31日，如果北方集团（NGI）的税前利润导致乙方获得的被授予的股票少于2,431,612股，双方有权选择终止协议，乙方将获得的KNDI股票退还给甲方母公司，相应的，甲方应将北方集团的股权退还给乙方。這個權力將在2024年8月1日自動失效.

2.3 In the event NGI’s Pretax Income during the period from June 1, 2023 to May 31, 2024 resulting in Party B receiving less than 2,431,612 shares of vested Stock, both parties shall have the option to terminate the Agreement. Party B shall return the received KNDI stocks to Party A’s parent and in return, Party A shall return the NGI’s equities to Party B. This option will expire automatically on August 1, 2024.

2.4在托管期间，乙方拥有该托管股票的投票权。

2.4. During the escrow period, Party B shall have the voting rights to the Escrowed Stock.

2.5自乙方收到转让托管股票之后五（5）个工作日内，乙方应向甲方或其指定的代表，移交或促使相关人士移交有关Northern Group, Inc.或由Northern Group, Inc.所有的一切资料、材料及信息，包括但不限于Northern Group, Inc.的公章、财务章、协议专用章、账户资料、财务凭证、账簿（包括但不限于将Northern Group, Inc.在银行预留的个人印鉴变更为甲方指定人士的个人印鉴）、批文、证照、许可、客户资料、协议、员工资料、技术资料等，并应采取一切必要的措施确保甲方能完全控制Northern Group, Inc.的全部资产和经营活动。

2.5. Within five (5) working days after receiving the Escrowed Stock, the Party B shall hand over or cause the persons concerned to hand over to Party A or its designees all documents, materials, and information related to NGI or owned by NGI. This includes, but is not limited to, NGI’s seal, financial seal, specialized agreement seal, account information, financial vouchers, books (including changing the personal seal reserved by NGI in the bank to the personal seal of the designated person by the acquirer), approvals, licenses, customer information, agreements, employee information, technical data, and shall take all necessary measures to ensure that the acquirer has complete control over all assets and business operations of NGI

2.6在托管期内，甲方不得使北方集团（NGI）实质性地改变其常规经营，包括对主代理协议的负面实质性变更。此外，在托管期内，乙方应保持目前的职务，继续担任北方集团（NGI）总裁，并监督北方集团（NGI）的运营。截至生效日，乙方将使北方集团（NGI）拥有足够的营运资金，为北方集团（NGI）的预期运营提供资金。如果在截至生效日，北方集团（NGI）保留的营运资金超过北方集团（NGI）未来实际营运资金需求，则北方集团（NGI）应将多余的营运资金作为雇佣奖金分配给乙方。

2.6. During the Escrow Period, Party A shall not cause NGI to materially change its ordinary course operations, including a negative material change to the Master Agency Agreement. In addition, during the Escrow Period, Party B shall remain in his current capacity as president of NGI and shall oversee the operations of NGI. As of the Effective Date, Party B will cause NGI to have sufficient working capital to fund the anticipated operations of NGI. To the extent that the working capital retained by NGI as of the Effective Date is in excess of the actual future working capital requirements of NGI, NGI shall distribute the excess working capital to Party B as an employment bonus.

第三条: 支付转让价款的先决条件

Article 3: Preconditions to Pay the Equity Transfer Price

3.1甲方向乙方支付转让价款的先决条件是：根据2023年5月17日由HTL CPAs and Business Advisors LLC出具的《NORTHERN GROUP INC. Financial Due Diligence Report》报告相关数据，北方集团（NGI）没有发生或者经受任何实质性不利变化。附《NORTHERN GROUP INC. Financial Due Diligence Report》。

3.1 Preconditions to Pay the Equity Transfer Price by Party A to Party B shall be: There have no occurred or undergone any Substantial Adverse Changes in Northern Group, Inc. based on the data from the “NORTHERN GROUP INC. Financial Due Diligence Report” issued by HTL CPAs and Business Advisors LLC on May 17, 2023, which is attached hereto.

3.2 甲方不得终止与北方集团（NGI）的主代理协议。

3.2 Party A shall not terminate the Master Agency Agreement with NGI.

第四条：税金和费用

Article 4: Taxes and Expenses

4.1除本协议另有约定外，每一方应各自承担己方就磋商、签署或完成本协议和本协议所预期或相关的一切事宜所产生或有关的费用、收费及支出。

4.1. Unless otherwise stipulated in this agreement, each party shall bear its own expenses, fees, and costs incurred or related to the negotiations, signing, or completion of this agreement and any matters anticipated or related to this agreement.

4.2因签署和履行本协议而发生的法定税费，应由甲乙双方按照有关法律规定各自承担，相互之间不存在任何代付、代扣或代缴义务。

4.2 The statutory taxes and fees incurred as a result of the signing and execution of this agreement shall be borne by each party in accordance with the relevant laws, and there is no obligation for mutual payment, withholding, or payment on behalf of each other.

第五条：双方的陈述与保证

Article 5: Representations and Warranties of both Parties.

5.1 甲乙双方在此确认，本协议一经签署，即对各方具有法律约束力。

5.1. Both parties hereby acknowledge that this agreement, upon its signing, becomes a legally binding document for all Parties.

5.2 在签署本协议时，甲乙双方声明，在生效日之前向对方或其顾问（包括但不限于律师、审计师、评估师、财务顾问等）提供的一切陈述和资料都是真实、准确、完整和有效的。如与本协议有不一致之处，以本协议规定的条款和条件为准。

5.2. Upon signing this agreement, Party A and Party B declare that all statements and materials provided to each other or their advisors (including but not limited to lawyers, auditors, appraisers, financial advisors, etc.) before the Effective Date are true, accurate, complete, and valid. If there are any inconsistencies with this agreement, the terms and conditions set forth in this Agreement shall prevail.

5.3 双方同意，双方在本协议签订前达成的任何与本次股权转让有关的协议或其他文件，自本协议生效之日起自动失效。

5.3. Both parties agree that any agreements or other documents related to the transfer of equity concluded between the parties prior to the execution of this agreement shall automatically become invalid upon the effectiveness of this agreement.

5.4 双方应共同努力，相互配合，以完成与本次股权转让有关的一切手续，包括但不限于变更登记、备案等工作，由此产生的任何费用和申请费应由北方集团（NGI）承担。

5.4. Both parties shall make joint efforts and cooperate with each other to complete all procedures related to the transfer of the Securities, including but not limited to changes in registration, filings,

and any resulting fees and application fees shall be borne by NGI.

第六条：乙方的陈述和保证

Article 6 : Representations and Warranties of Party B

6.1截至交付日，乙方在本协议中作出的一切陈述和保证以及根据本协议提交给甲方的所有文件和资料都是真实、准确和完整的。

6.1. As of the Delivery Date, all statements and warranties made by Party B in this agreement and all documents and materials submitted to Party A in accordance with this agreement are true, accurate, and complete.

6.2不存在任何针对乙方或北方集团（NGI）的正在进行或即将发生的将会影响本协议签署或执行的诉讼、仲裁、其他司法程序或行政程序。

6.2. There are no ongoing or imminent litigation, arbitration, other judicial proceedings, or administrative proceedings against Party B or NGI that will affect the signing or execution of this agreement.

6.3乙方具有签署本协议并履行其全部义务的完全民事行为能力。乙方签署本协议并履行其全部义务，均不会与任何法律、法规、规定、政府机构的授权或批准、约束乙方的协议等相抵触或违反，也不会构成对上述规定的不遵守、不完全遵守或无法遵守。

6.3. Party B has full civil capacity to sign this agreement and fulfill all obligations. The signing of this agreement and the fulfillment of all obligations by Party B shall not violate or conflict with any laws, regulations, provisions, government authorizations or approvals, or agreements binding on Party B, nor constitute non-compliance, incomplete compliance, or inability to comply with the above provisions.

6.4乙方是被转让股权的合法所有人，并拥有将该股权转让给甲方的全部授权和权利。

6.4. Party B is the legal owner of the transferred equity and has full authorization and rights to transfer the equity to Party A.

6.5截至交割日，转让股权上不存在任何形式的索赔或妨碍（包括但不限于任何形式的期权、收购权、担保权或任何其他形式的第三方权利）。

6.5. As of the Closing Date, there are no claims or encumbrances of any kind on the Securities (including but not limited to any form of options, acquisition rights, guarantee rights, or any other form of third-party rights).

第七条：乙方的特别陈述和保证

Article 7: Special Representations and Warranties of Party B

7.1北方集团（NGI）是一家根据美国法律注册成立的企业法人，根据美国法律合规经营。

7.1. NGI is a legal corporate entity incorporated under the laws of the United States, operating in compliance with US laws.

7.2 北方集团（NGI）未受到过任何（已发生或可能发生的）调查、诉讼、争议、索赔或其他程序及任何行政处罚，该等事项将对北方集团（NGI）的未来运营产生重大影响。在生效日前，乙方已向甲方充分披露甲方要求的有关北方集团（NGI）的所有信息。

7.2. NGI has not been subject to any (past or potential) investigations, lawsuits, disputes, claims, or other proceedings, nor has it received any administrative penalties. that would materially impact the future operations of NGI. Furthermore, prior to the Effective Date, Party B has fully disclosed all information regarding NGI to Party A that has been requested by Party A.

7.3所有应由北方集团（NGI）支付给政府部门的所有税款、费用、收费和罚款均已全部支付完毕。截至生效日，北方集团（NGI）没有拖欠任何税款、费用、收费或罚款，也不拖欠政府部门要求的为弥补产品缺陷或纠正不当行为而应支付的任何成本和/或费用。

7.3. All taxes, fees, charges, and fines payable to government departments by NGI have been fully paid. As of the Effective Date, NGI not owe any taxes, fees, charges, or fines and does not owe any costs and/or expenses required by government departments for remedying product defects or rectifying improper actions.

7.4北方集团（NGI）已获得了经营所需的一切批准、许可、同意，也已办理完成必需的登记备案，并严格按照美国相关法律法规进行经营。

7.4. NGI has obtained all necessary approvals, permission, licenses, and consents for its operations, and has completed the required registrations and filings. It operates in strict compliance with relevant laws and regulations in the United States.

7.5北方集团（NGI）的经营和业务完全符合所有相关法律法规的规定。如果北方集团（NGI）因在生效日之前发生的任何事项而遭受任何行政处罚，而截至生效日北方集团（NGI）的剩余营运资金不足以支付罚款，则乙方应补偿北方集团（NGI）该费用。

7.5. NGI operates and conducts its business in full compliance with all relevant laws and regulations. If NGI incurs any administrative penalties due to any issues occurring prior to the Effective Date, Party B shall reimburse NGI the cost thereof if the working capital remaining in NGI as of the Effective Date is not sufficient to cover the penalty.

7.6自生效日起，甲方有权向北方集团（NGI）派驻相关财务人员。从生效日至交割日，北方集团（NGI）的一切财务支出必须经甲方派驻的财务人员批准。

7.6. From the Effective Date, Party A has the right to deploy relevant financial personnel to NGI. From the Effective Date until the Delivery Date, all financial expense disbursements of NGI must be approved by the financial personnel deployed by Party A.

7.7在交割日前，乙方应负责北方集团（NGI）的正常运营和管理，并确保其运营和业务不会发生任何实质性不利变化。

7.7. Prior to the Closing Date, Party B shall be responsible for the regular operation and management of NGI and shall ensure that its operations and business do not undergo any substantial adverse changes.

7.8截至交割日，北方集团（NGI）未对任何公司或其他法人实体进行任何投资。

7.8. As of the Closing Date, NGI has not made any investments in any company or other legal entities.

7.9在生效日前，乙方已充分披露了北方集团（NGI）真实、完整的财务信息。截至交割日，这些信息仍然真实、准确和完整。

7.9. Prior to the Effective Date, Party B has fully disclosed true and complete financial information of NGI. As of the Closing Date, such information remains true, accurate, and complete.

7.10在交割日前，北方集团（NGI）已全部缴清美国法律所要求缴纳的所有税款。

7.10. Prior to the Closing Date, NGI has fully settled all tax payments required by U.S. law.

7.11截至交割日，北方集团（NGI）拥有的一切知识产权，包括但不限于专利、商标、专有技术等，均完全符合相关法律法规、标准和行业规范，不存在侵犯他人知识产权的情况。

7.11. As of the Closing Date, all intellectual property rights owned by NGI, including but not limited to patents, trademarks, and proprietary technologies, fully comply with relevant laws, regulations, standards, and industry rules, and there are no infringements on the intellectual property rights of others.

7.12如果乙方违反上述任何陈述和保证，或者如果乙方未能完成本协议中规定的任何先决条件，则甲方有权追究乙方的责任，并要求乙方赔偿甲方所遭受的所有直接和间接损失。

7.12. If Party B violates any of the aforementioned representations and warranties, or if Party B fails to fulfill any prerequisites specified in this agreement, Party A has the right to hold Party B liable and seek compensation for all direct and indirect losses suffered.

7.13 乙方同意以本协议的附件形式签定“竞业禁止协议”。此外，乙方和北方集团（NGI）将以本合同附件的形式签订雇佣协议。乙方将促使北方集团的主要管理人员和技术人员按照甲方可接受的条款与北方集团（NGI）签订“竞业禁止协议⁴”。

7.13. The Party B agrees to enter into the “Non-Competition Agreement” in the form attached hereto. IN addition, Party B and NGI will enter into the Employment Agreement in the form attached hereto. Party B will cause the key management and technical personnel of NGI to enter into a “Non-Competition Agreements⁴“ with NGI upon terms acceptable to Party A.

第八条：甲方的陈述和保证

Article 8: Representations and Warranties of Party A

8.1甲方是一家依据美国法律注册成立的企业法人，并根据美国法律合规经营。

8.1. The Party A is a legal corporate entity incorporated under the laws of the United States, operating in compliance with US laws.

8.2甲方签署本协议和履行其全部义务，均不会与任何法律、法规、规定、政府机构的授权或批准、或以甲方作为一方或其受约束的任何协议抵触或违反，也不会构成对上述规定的不遵守、不完全遵守或不能遵守。

8.2 The signing of this agreement and the fulfillment of all obligations by Party A shall not violate or conflict with any laws, regulations, provisions, government authorizations or approvals, or any agreements to which Party A is a party or bound, nor constitute non-compliance, incomplete compliance, or inability to comply with the above provisions.

8.3不存在严重影响甲方签署或履行本协议义务的诉讼、仲裁或其他司法或行政程序。

8.3 There are no severe legal proceedings, arbitration, or other judicial or administrative procedures that would significantly affect Party A’s ability to sign or fulfill the obligations of this Agreement.

第九条：员工

Article 9: Employees

本次股权转让完成时，北方集团（NGI）的所有现有员工仍将受雇于北方集团（NGI）。聘用条件和待遇原则上参照现有标准并按照有关法律法规执行。之后，Northern Group, Inc.将按照其经营需要确定用工人数和用工制度等。

Upon the completion of this equity transfer, all existing employees of NGI will remain employed by NGI. In principle, the terms and benefits of employment shall refer to existing standards and be implemented in accordance with relevant laws and regulations. Thereafter, Northern Group, Inc. will determine number of employees and the employment system according to its business needs.

第十条:保密

Article 10: Confidentiality

10.1.一方已向另一方披露或可能向另一方披露有关其自身业务、财务状况及其他保密事项的秘密和专有信息(包括书面和非书面信息，以下简称“保密信息”)。除非另有约定，上述保密信息的接收方应当：

10.1.One party has disclosed or may disclose to the other party confidential and proprietary information regarding its own business, financial status, and other confidential matters (including written and non-written information, hereinafter referred to as “Confidential Information”). Unless otherwise agreed, the receiving party of such confidential information shall:

10.1.1. 对保密信息予以保密。

10.1.1. Maintain the confidentiality of the Confidential Information.

10.1.2. 除对履行工作职责而需知晓保密资料的己方雇员外，不得向任何第三方披露保密资料。

10.1.2. Not disclose the Confidential Information to any third party, except for its own employees who need to know the Confidential Information to perform their job duties.

10.2. 第10.1.条不适用于下述信息:

10.2. Article 10.1 shall not apply to the following information:

10.2.1.在披露方向接收方披露之前，接收方已经拥有书面信息，且书面记录能证明该信息。

10.2.1. Information that the receiving party already possessed in written form prior to its disclosure by the disclosing party, as evidenced by written records.

10.2.2. 非因接受方违反本协议而为公众所知的资料。

10.2.2. Information that becomes publicly known without a breach of this agreement by the receiving party.

10.2.3. 接收方从不承担任何保密义务的第三方处获得的信息。

10.2.3. Information obtained by the receiving party from a third party who is not under any obligation to maintain confidentiality.

10.3. 对于曾为本协议一方的任何自然人或法人，即使其因转让在本协议项下的权利和义务而不再作为本协议一方，本协议保密规定仍然对其具有法律约束力。

10.3. Any natural person or legal entity who was once a party to this agreement, even if they are no longer a party to this agreement due to the transfer of rights and obligations under this agreement, shall still be legally bound by the confidentiality provisions of this agreement.

第十一条 违反陈述或保证的责任

Article 11: Liability for Breach of Representation or Warranty

11.1 如果一方的陈述或保证存在错误、遗漏、误导或不实的情况，对另一方签署本协议产生或可能产生重大影响，则另一方有权要求违约方全额赔偿因其错误、遗漏、误导性或不实陈述或保证而引起的任何损失（包括但不限于律师费、诉讼费、仲裁费）。

11.1. If any representation or warranty of a party contains any facts that are incorrect, omitted, misleading, or untrue and have or may have a material impact on the other party’s signing of this agreement, the other party has the right to claim full compensation from the defaulting party for any losses (including but not limited to attorney’s fees, litigation costs, and arbitration fees) caused by such incorrectness, omission, misleading nature, or untrue representation or warranty.

11.2 本协议中每项陈述和保证的解释均应是独立的。

11.2. The interpretation of each representation and warranty in this agreement shall be independent.

11.3 为避免歧义，乙方在此无条件且不可撤销地确认，乙方应对任何违反陈述或保证的行为承担责任。

11.3. To avoid ambiguity, Party B hereby unconditionally and irrevocably acknowledges that it shall be liable for any breach of representation or warranty.

第十二条：违约责任

Article 12: Breach Liability

12.1如果任何一方违反本协议，违约方应按本协议和美国法律的规定向另一方仅承担直接损害赔偿责任。如果双方均违约，则违约方应分别向另一方承担各自违约所引起的直接损害赔偿和其他责任。

12.1. If either party breaches this agreement, the defaulting party shall be liable to the other party in accordance with this agreement and the laws of the United States for direct damages only. If both parties breach, each breaching party shall be liable to the other party separately for the direct damages and any other liabilities caused by its own breach.

12.2如果非因甲方故意或重大过失，乙方违反本协议中任何陈述、保证或义务的，乙方应赔偿甲方因此遭受的一切直接损失。

12.2. If Party B violates any representation, warranty, or obligation under this agreement, except in cases of willful misconduct or gross negligence on the part of Party A, Party B shall compensate Party A for all direct damages suffered as a result.

第十三条：不可抗力

Article 13: Force Majeure

13.1“不可抗力”指地震、台风、水灾、火灾、战争、政治动乱等特别事件，以及其他美国法律认定为“不可抗力”的事件。

13.1. “Force Majeure” refers to extraordinary events such as earthquakes, typhoons, floods, fires, wars, political unrest, and other events recognized as “Force Majeure” under U.S. law.

13.2当不可抗力发生时，受此事件影响的一方的义务以及该方在本协议中受约束的任何期限将在不可抗力发生期间中止，并自动顺延，延长期限与中止期相同。因不可抗力事件的发生，该方无须承担本协议所约定的违约责任。

13.2. When a Force Majeure event occurs, the obligations of the party affected by such event and any deadlines binding on that party under this agreement shall be suspended during the period of the Force Majeure event and shall automatically be extended for the same duration as the suspension period. The party shall not be liable for any default under this agreement due to the occurrence of a Force Majeure event.

13.3主张不可抗力的一方应立即以书面形式通知另一方，并在其后的五(5)个工作日内提供由公证机关出具的不可抗力发生及存续的证据。主张不可抗力的一方应尽最大努力消除不可抗力的不利影响。

13.3 The party claiming a Force Majeure event shall immediately notify the other party in writing and provide evidence of the occurrence and continuation of the Force Majeure event issued by a notary public within five (5) working days. The party claiming a Force Majeure should make utmost effort to eliminate the adverse effect of the Force Majeure.

第十四条：仲裁

Article 14: Arbitration

除本协议另有规定外，如果双方之间因本协议引起的或与本协议有关的任何争议(“争议”)，该争议应根据国际商会仲裁条例(“国际商会仲裁条例”)，由按照国际商会仲裁条例指定的三(3)位仲裁员最终仲裁解决。三(3)位仲裁员均应为律师，仲裁员在涉及合并、收购和其他的公司交易或商业事项的争议方面具有丰富经验。一(1)位仲裁员由原告指定，第二(2)位仲裁员由被告指定，第三(3)位仲裁员为仲裁庭庭长，由双方指定的仲裁员共同指定。仲裁地或法定地点为得克萨斯州。仲裁庭使用的语言为英语。仲裁庭有权根据受损害方的请求作出禁令或其他的衡平救济裁决，该等救济是对任何一方根据法律或衡平法可能享有的任何其他救济以外的救济。仲裁庭的任何裁决均为终局裁决，对双方均有约束力，裁决可由任何有管辖权的法院作出。

In the event of any dispute between the Parties arising out of or relating to this Agreement (a “Dispute”), such Dispute shall be finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”) by three (3) arbitrators appointed in accordance with the ICC Rules except as otherwise provided in this Agreement. Each of the three (3) arbitrators shall be a lawyer with substantial experience in disputes involving mergers, acquisitions and other corporate transactions or commercial matters. One (1) arbitrator shall be nominated by the claimant(s), the second arbitrator shall be nominated by the respondent(s), and the third arbitrator, who shall act as the president of the tribunal, shall be jointly nominated by the two (2) party-nominated arbitrators. The seat, or legal place, of arbitration shall be Texas. The language of the arbitration shall be English. The arbitral tribunal shall have the authority to, upon the request of an aggrieved party, render an award for injunctive or other equitable relief, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity. Any award of the arbitral tribunal shall be final and binding on the parties and judgment may be entered on the award in any court of competent jurisdiction.

第十五条：适用法律

Article 15: Applicable Law

本协议的成立、效力、解释和执行应受美国法律，特别是得克萨斯州法律的制约，因本协议引起的一切争议应根据该等法律裁定。

The establishment, validity, interpretation, and execution of this agreement shall be governed by U.S. law, and in particular, the laws of the State of Texas and all disputes arising from this agreement shall be determined in accordance with such law.

第十六条：放弃

Article 16: Waiver

本协议任何一方未行使或延迟行使本协议项下的任何权利，不应构成对该项权利的放弃；单独一次或部分行使一项权利不排除将来对该项权利的行使。

The failure or delay by either party to exercise any right under this agreement shall not constitute a waiver of that right. The exercise of any right on one occasion or in part shall not exclude its exercise in the future.

第十七条：转让

Article 17: Assignment

除非另有规定，未经另一方事先书面同意，任何一方不得全部或部分地转让其在本协议中的任何权利或义务。

Unless otherwise provided, neither party shall assign any rights or obligations under this agreement, in whole or in part, without the prior written consent of the other party.

第十八条：修改

Article 18: Amendment

18.1本协议是为双方及其各自继受方和受让方的利益而签订的，对他们均有法律约束力。

18.1 This agreement is concluded for the benefit of both parties and their respective successors and assignee, and it is legally binding on them.

18.2本协议不得口头形式修改，对本协议的任何修改，必须采用书面形式并经双方签字后方可生效。

18.2 This agreement may not be orally amended, and any modification of this agreement shall be effective only if it is in writing and signed by both parties.

第十九条：可分割性

Article 19: SEVERABILITY

本协议任何条款的无效，不影响任何其他条款的有效性。

The invalidity of any provision in this agreement shall not affect the validity of any other provisions.

第二十条：语言

Article 20: Language

本协议以中文和英文书就，如出现中英文不一致的，以英文为准。

This agreement is written in both Chinese and English. In the event of any inconsistency between the Chinese and English versions, the English version shall prevail.

第二十一条：效力

Article 21: Effectiveness

本协议是根据双方2023年4月16日签订的合作意向书并经康迪科技集团董事会批准后的正式协议，本协议的中英文正本一式四（4）份，双方各持正本一（1）份，送股东变更登记部门正本一（1）份，剩余一（1）份由北方集团（NGI）存档。

This agreement is executed as an official agreement based on the cooperation letter of intent signed by both parties on April 16, 2023, and approved by the Board of Directors of Kandi Technologies Group, Inc. This agreement is made in four (4) copies in English and Chinese, each party holds one (1) original, and one (1) original is submitted to the Shareholder Change Registration Authority for filing, and the remaining one (1) original is archived by NGI.

第二十二条：通知

Article 22: Notices

22.1 除非另有规定，本协议下发出的任何通知或通讯应以中、英文书写，并通过速递服务或传真发送。以速递服务递交的通知或通讯，应于递交给速递服务公司五（5）个工作日内予以确认。按本协议规定发出的通知或通讯的生效日为收件的日期。如以传真发出，发出后的第三（3）个工作日应被视为收件日期，但应有传真确认报告为证。

22.1. Unless otherwise specified, any notices or communications to be given under this agreement shall be in writing in both Chinese and English and sent by courier service or fax. Notices or communications delivered by courier service shall be confirmed within five (5) working days after delivery to the courier service company. The effective date of notices or communications sent in accordance with this agreement shall be the date of receipt. If sent by fax, the third (3rd) working day after the date of transmission shall be deemed as the date of receipt, provided that there is a fax receipt confirmation report as evidence.

22.2 一切通知和通讯均应发送至以下地址：

22.2. All notices and communications shall be sent to the following addresses:

甲方通信地址:xxxxxxxx

Party A’s Mailing Address: xxxxxxxx

电话： xxxxxxxx

Phone: xxxxxxxx

传真号码： xxxxxxxx

Fax Number: xxxxxxxx

收件人：xxxxxxxx

Recipient: xxxxxxxx

乙方通信地址: xxxxxxxx

Party B’s Mailing Address: xxxxxxxx

电话：xxxxxxxx

Phone: xxxxxxxx

传真号码：

Fax Number:

收件人:奥兰赖斯

Recipient: Olen Rice

第二十三条：全部协议

Article 23: Entire Agreement

本协议构成双方关于本协议约定的交易的全部协议，并取代双方之前就本协议项下交易全部讨论、谈判和协议。

This agreement constitutes the entire agreement between the parties regarding the transactions agreed upon in this agreement and supersedes all previous discussions, negotiations, and agreements between the parties regarding transactions under this agreement.

第二十四条：特别规定

Article 24: Special Provision

本协议经康迪科技集团董事会批准后执行。

This agreement shall be executed upon approval by the Board of Directors of Kandi Technologies Group, Inc.

以资证明，甲、乙双方于文首载明的日期签署本协议。

This is to certify that both Party A and Party B have signed this agreement on the date stated at the beginning of this agreement.

甲方

Party A

SC Autosports, LLC

授权代表人签字:

Signature: /s/ Seal Affixed

乙方：

Party B

Olen Rice

签名：

Signature: /s/ Olen Rice